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                                                               Exhibit 23.4

                  [Letterhead of Lazard Freres & Co. LLC]

The Board of Directors
Young Broadcasting, Inc.
599 Lexington Avenue
New York, NY 10022

           Re: Proxy Statement of Young Broadcasting Inc. ("Young")
                      Filed as Part of the Registration Statement on Form S-4

Dear Members of the Board:

   Reference is made to our opinion letter dated November 15, 1999 with respect to the fairness, from a financial point of view, to Young Broadcasting Inc. of the consideration to be paid in connection with the Merger as defined in the first paragraph of such opinion letter pursuant to the Merger Agreement referred to therein.

   The foregoing opinion letter is for the information and assistance of the Board of Directors of Young in connection with its consideration of the transactions contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purposes, nor is it to be filed with or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

   In that regard, we hereby consent to the reference to the opinion of our firm under the captions "Opinion of Young Financial Advisor" and to the inclusion of the foregoing opinion in the above-referenced Proxy Statement included in the above-referenced Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                                  /s/ Scott Hoffman
                                          By: ____________________________
                                            Scott Hoffman
                                            Managing Director